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                                                                   EXHIBIT 10.14


                              CONSULTING AGREEMENT



         This Consulting Agreement (the "Agreement") is made this ____ day of August, 1999, by and between Neoforma GAR, Inc., a Delaware corporation (the "COMPANY"), and Fred Tivin of Highland Park, Illinois (the "CONSULTANT").

                                    RECITALS

         The Company is a wholly-owned subsidiary of Neoforma, Inc. ("NEOFORMA"), a Delaware corporation, and has acquired all of the issued and outstanding securities (the "SECURITIES PURCHASE") of General Asset Recovery, LLC, ("GAR") pursuant to the terms of a certain Securities Purchase Agreement dated July 16th, 1999, which provided for the Consultant's acting as a consultant to the Company.

         The Company wishes to hire the Consultant as an independent contractor to perform the services set forth herein, for the period of time, and upon the terms and subject to the conditions, which are more particularly set forth below; and

         The Consultant desires to perform such services, for such period of time and upon such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Consulting Period. The Consultant is hereby retained by the Company to perform, and the Consultant hereby agrees to perform, the services provided for herein, as an independent contractor, for a period commencing on the date hereof and ending on the two (2) year anniversary of the date hereof unless terminated earlier as provided for herein (the "CONSULTING PERIOD").

         2. Services and Duties. The Consultant agrees that during the Consulting Period, he will provide certain services to the Company, consisting of support and assistance in connection with the operation of the business previously operated by General Asset Recovery, LLC, as well as such other tasks and responsibilities which may be delegated to the Consultant by or under the authority of the President of the Company and/or the Chief Executive Officer of Neoforma, from time to time (the "CONSULTING SERVICES"). The Consultant shall report directly to the President of the Company and to the Chief Executive Officer of Neoforma or to any officer of Neoforma designated by the Board of Directors of Neoforma.



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         The Consultant agrees that he will conduct himself in a professional and ethical manner at all times during the term of this Agreement and will take no action that might cause injury to the business or goodwill of the Company.

         The Consultant shall not perform consulting or other services for any entity or person which is directly competitive with Neoforma or the Company during the Consulting Period without the prior written consent of the Board of Directors of Neoforma, which shall not be unreasonably withheld. However, Consultant shall be permitted to perform consulting services for and be employed by other non-competing businesses. It is the intention of the parties that Consultant shall not be required to devote his full time and efforts to his duties under this Consulting Agreement.

         3. Compensation/Reimbursement for Expenses. All compensation paid or payable hereunder shall be deemed to be paid or payable by the Company unless this Agreement specifically states otherwise.

            (a) Consulting Fees. In consideration for the Consulting Services and subject to the due performance thereof, the Company shall pay to the Consultant during the Consulting Period a fee of One Hundred Fifty Thousand Dollars ($150,000) per year (the "CONSULTING FEE") which Consulting Fee shall be payable during the term of this Agreement in equal semi-monthly installments in accordance with the Company's customary practices. The Consulting Fee shall be pro-rated for any partial year during which the Consultant provides Consulting Services.

            (b) Reimbursement for Expenses. At the end of each month during the Consulting Period, the Company shall reimburse the Consultant for reasonable items of miscellaneous and travel expenses incurred in furtherance of the business of the Company, but payment shall be made only against a signed itemized list of such expenditures.

            (c) Automobile Allowance. The Consultant shall be entitled each month to an automobile allowance in an amount equal to his actual automobile related expenses, up to the amount of One Thousand Four Hundred Dollars ($1,400) which shall be used for automobile related expenses incurred by the Consultant in the performance of his duties hereunder.

         4. Key Person Life Insurance. The Company shall have the right but not the obligation to maintain and pay for a key person life insurance policy on the life of the Consultant throughout the duration of this Agreement, as to which the Company shall be the sole beneficiary and owner. The Consultant agrees upon the execution of this Agreement to



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cooperate fully with the Company and to provide the Company with all necessary documents in order for the Company to obtain such policy.

         5. Status as Independent Consultant. It is the intent and purpose of this Agreement to create a legal relationship of independent contractor, and not employment, as between the Company and the Consultant. The Consultant will not be treated as an employee of the Company for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, income tax withholding at source, or workmen's compensation laws, and will not be eligible for any employee benefits whatsoever, other than those set forth herein. The Consultant shall be responsible for the payment of self-employment and federal income taxes due on all payments hereunder. In the event that any governmental or administrative agency, whether federal, state or local, shall subsequently determine that for their purposes, the relationship is one of employment as between said parties, then in such event Consultant shall bear any and all loss, costs and expenses of the Company in connection with or arising out of such determination, whether in the nature of past or future FICA contributions, Social Security taxes, unemployment taxes or income taxes. The Consultant shall indemnify the Company and hold it harmless from any liability to any former Company or to any other party in connection with or arising out of any such governmental or administrative determination, or otherwise as a consequence of Consultant's status as an independent contractor rather than an employee of the Company.

         6. Termination.

            (a) This Agreement may be terminated upon any of the following:

                (i) the Consultant's death;

                (ii) the action by the Board of Directors of Neoforma following the Consultant's "disability". For this purpose, "disability" means a physical or mental illness or other incapacity which renders the Consultant unable to perform substantially all of his duties for a period of two (2) months. For purposes of this Agreement, disability shall be deemed a continuation of any prior disability if the disability is related to the prior disability and commences within eight (8) months of the termination of the prior disability. Disability, and any relation to any prior disability, shall be determined by a physician acceptable to the Company; or

                (iii) the action of the Board of Directors or Chief Executive Officer of Neoforma or the President of the Company for Cause. "Cause" is defined as the occurrence of any of the following events: (A) fraud, misappropriation, embezzlement or intentional misconduct on the part of the Consultant, (B) the Consultant's willful failure to substantially



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perform his duties for the Company when, and to the extent, requested by the
Board of Directors, or its lawfully designated representative, to do so and failure to correct same within five (5) business days after notice from the Board of Directors or its lawfully designated representative requesting the Consultant to do so, which has a materially adverse effect upon the Company, or
(C) the Consultant's willful breach of any material provision of this Agreement and such breach continues for a period of five (5) business days after notice from the Board of Directors or its lawfully designated representative of such breach. Termination by the Company for cause will be effective immediately upon receipt by the Consultant of notice of such termination.

            (b) Termination of Benefits. In the event of any termination pursuant to this Section during the term of this Agreement, in addition to the termination of the various benefits and compensation payable to the Consultant hereunder generally, the benefits provided for pursuant to Section 3 of this Agreement shall, to the extent not yet accrued, automatically cease and terminate.

            (c) Survival. Notwithstanding anything else in this Agreement, the provisions of Section 7 (Confidentiality), Section 8 (Non-Competition and Non-Solicitation), Section 9 (Developments), and Section 20 (Equitable Remedies) shall survive the termination of this Agreement, if by the Company, for "cause" or by the Consultant. In the event this Agreement is terminated by the Company without cause, or due to the bankruptcy or insolvency of the Company, or due to any material breach of this Agreement by the Company, the only provision of this Agreement which shall survive shall be Section 7 (Confidentiality) to the extent that it deals with Confidential Information of the Company which existed prior to the date of this Agreement.

         7. Confidentiality. During the Consulting Period and thereafter, the Consultant hereby covenants and agrees that he shall not other than for the benefit of the Company publish, disclose to any third party or in any way use for his own benefit any confidential information ("Confidential Information"), including without limitation, any balance sheet or income statement information (including but not limited to the value, amount or condition of capital assets and/or inventory, sales figures, profitability, etc.), or any other financial data, banking information, credit information, trade secrets, financial statements or related data, customer lists or information pertaining to customers or any unique distribution, manufacturing, marketing and research methods of the Company or its parent or affiliates (or formerly of General Asset Recovery, LLC), and any other Confidential Information concerning the Company's or its parent or affiliate's, business, structure or affairs, (or the business, structure or affairs formerly of General Asset Recovery, LLC). All Confidential Information and copies thereof are the sole property of the Company and Consultant shall deliver promptly to the Company at the termination of his Consulting Period or at any time as



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Neoforma's Board of Directors may request, without retaining copies, any
Confidential Information made, compiled, delivered, made available or otherwise obtained by Consultant. Consultant shall also use his best efforts and exercise utmost diligence to protect and safeguard the Confidential Information of the Company's customers, contractors and others with whom the Company has a business relationship, whether learned or acquired by Consultant during the course of his Consulting Period.

         The nondisclosure obligations of this Section 7 shall not apply to: (a) information that may be disclosed generally or is in the public domain through no fault of the Consultant; (b) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (c) information approved for release by written authorization of the Company; or (d) information that may be required by law or an order of any court, agency or proceeding to be disclosed. This Section 7 shall remain in effect notwithstanding any termination of this Agreement.

         8. Non-Competition and Non-Solicitation.

            (a) During the time the Consultant is consulting for the Company, Consultant shall devote his full time and efforts to the business of the Company and shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the Company. For a period of eighteen (18) months after the termination of the Consulting Period with the Company for any reason: (i) Consultant shall not hire or attempt to hire any employee of the Company, or assist in such hiring by anyone else, or encourage any employee to terminate his or her employment with the Company; (ii) Consultant shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the Company in the medical equipment re-sale industry, medical facility planning industry or in any other business in which the Company is engaged, in any state in which the Company does business; and (iii) Consultant shall not cause or assist to cause any of the customers of the Company with whom Consultant communicated, dealt with or became acquainted during his term of consulting for the Company to enter into contractual arrangements with himself or any other person, firm, partnership, corporation or other company in any business or activity that is in competition with the Company.

            (b) "Blue Pencil" Rule. The Consultant and the Company desire that the provisions of this Section 8 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If a court of competent jurisdiction, however, determines that any restrictions imposed on the Consultant in this Section are unreasonable or unenforceable because of duration, area of restriction, or otherwise, the Consultant and the Company agree and intend that the court shall enforce this
Section 8 to whatever extent the court deems reasonable to effect the intent of this Section 8.



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               (c) Legitimate Purpose. The Consultant has read carefully all of the terms and conditions of this Section 8 and agrees that the restraints set forth herein (i) are reasonable and necessary to support the legitimate business interests and goodwill of the Company, and (ii) will not preclude the Consultant from earning a livelihood during the life of this Section 8.

         9. Developments. All Confidential Information and all other discoveries, inventions, processes, methods, and improvements conceived, developed, or otherwise made by Consultant at any time, alone or with others, and in any way relating to the Company's present or future business or products, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, during the term of this agreement and for six months thereafter ("Developments"), shall be the sole property of the Company. Consultant agrees to and hereby does assign to the Company all right, title, and interest throughout the world in and to all Developments and agrees to promptly disclose such Developments to the Company and take all such actions reasonably requested by the Company to establish and confirm the Company's ownership of such Developments. Consultant agrees that all such Developments shall constitute works made for hire under the copyright laws of the United States and hereby assigns to the Company all copyrights, patents, trademarks and other proprietary rights the Consultant may have in such Developments.

         10. Notices. All necessary notices, payments, demands and requests shall be in writing and shall be deemed duly given three (3) days after being mailed by certified mail, postage prepaid, return receipt requested, or when actually received if sent by facsimile, overnight delivery or other means, and addressed as follows:

        Company:             c/o Neoforma, Inc.
                             3255-7 Scott Boulevard
                             Santa Clara, California  95054
                             Attn: Wm. Samuel Veazey, Controller
                             Facsimile: (408) 549-6299

        With a Copy to:      John A. Kostrubanic, Esq.
                             Pepe & Hazard, LLP
                             150 Federal Street, 28th Floor
                             Boston, Massachusetts  02110
                             Facsimile: (617) 695-9255

        Consultant:          Fred Tivin
                             747 Sumac Drive
                             Highland Park, Illinois  60035



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        With a Copy to:      Marks, Marks and Kaplan Ltd.
                             120 North La Salle Street, Suite 3200
                             Chicago, Illinois  60602
                             Attn:   Spencer J. Marks, Esq.
                             Facsimile No.: (312) 332-2952

         Each addressee may change its address or facsimile number for notice by giving notice of change of address or facsimile number in the manner set forth above.

         11. Assignment. This Agreement shall be freely assignable by the Company to, and shall inure to the benefit of and be binding upon, any other entity which shall succeed to the business presently being operated by the Company, but, being a contract for personal services, neither this Agreement nor any rights hereunder shall be assignable by the Consultant.

         12. Further Execution. The parties agree to execute all documents necessary to further effectuate the terms of this Agreement.

         13. Litigation. In the event of any dispute respecting this agreement, such dispute shall be resolved in a court of competent jurisdiction in the State of Illinois, and the parties hereto consent to such venue and jurisdiction. Each party shall bear the cost of its own fees and expenses.

         14. Authority. Each party represents that its undersigned representative or corporate officer has all requisite power and authority to enter into this Agreement and to execute any and all instruments and documents on its behalf necessary to and in performance of their respective obligations hereunder.

         15. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         16. Waivers. No waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, nor any waiver on the part of any party of any provisions or conditions of this Agreement, shall be valid unless made in writing and signed by the party to be charged therewith, and shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy inuring to any party, upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or



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default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         17. Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be reformed to the extent necessary to permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         19. Equitable Remedies. Each party hereto hereby confirms that damages at law may be an inadequate remedy for the breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach by a party of any provision hereof, the other party's rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, in addition to and not in lieu of any rights to damages at law or other rights provided by statute or otherwise for a breach or threatened breach of any provision hereof. Accordingly, each party hereto hereby waives and agrees not to assert any objection to such equitable relief based upon the purported existence of an adequate remedy at law, notwithstanding that another party may also assert claims for damages at law or other claims as an alternative to, or in addition to, such equitable relief.

         20. Miscellaneous. This Agreement is entered into and shall be construed under the laws of the State of Illinois applicable to contracts made and to be entirely performed within that state. This Agreement shall be amended, modified or terminated only by an instrument in writing, signed by the party or parties to be charged. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and supersedes all previous oral or written agreements, correspondence and understandings with regard to such subject matter.




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         IN WITNESS WHEREOF the parties have executed or caused to be executed this Agreement under seal as of the day and year first above written.



CONSULTANT:                                 NEOFORMA  GAR, INC.

__________________________________          By:________________________________
Fred Tivin












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